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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):         September 8, 2005

                           Competitive Companies, Inc.
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Nevada                        333-76630            65-1146821
           ------                        ---------            ----------
(STATE OR OTHER JURISDICTION           (COMMISSION          (IRS EMPLOYER
      OF INCORPORATION)                FILE NUMBER)       IDENTIFICATION NO.)


           3751 Merced Drive, Suite A Riverside, CA                92503
           ----------------------------------------                -----
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


Registrant's telephone number, including area code:        951.687.6100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 8, 2005, (a) Russell E. Preston resigned his position as President of CCI, but will retain his positions as C.E.O. and Director of CCI and (b) William Jeff Manis and Janice L. Gordon were appointed Co-Presidents of CCI.

Russell E. Preston
------------------

In 1999, Russell E. Preston began developing a competitive local exchange carrier (CLEC) operation for a company based in Riverside, California. As part of his duties, he negotiated resale and UNE-P contracts with SBC, Verizon, BellSouth, and Qwest; negotiated wholesale long distance agreements with Qwest and other long distance providers; reached contractual private-label agreements with several providers of wireless Internet, wired DSL, and broadband services, as well as for wholesale, private-label cellular services, digital key system and switch equipment for businesses that would allow the bundled sale of local and long distance telephone service, high speed Internet service, cellular service and business telephone systems. Mr. Preston has served in the capacity of CEO, President, COO and Senior Vice President of Sales and Marketing for companies in the telecommunications industry, as well as credit management and credit analyst functions in the banking industry.

In his 26 years in the telecommunications industry, his senior management experience encompasses a wide range of activities, including development of domestic and long distance resale programs, the development of international private-line circuits and the oversight of startup operations . He has an extensive knowledge of switching and network engineering and effective sales and marketing operations, and maintains professional relationships with others of similar experience in the industry.

Mr. Preston owns 9,416,667 shares of the Company's restricted Common Stock.

Janice L. Gordon
----------------

>From April 2005 - Present, Janice L. Gordon has served as President of Competitive Communications, Inc., a wholly-owned subsidiary of 3the Company, and was been responsible for all operational functions, providing service to the residential Multiple Dwelling Units market. From 2003-2005, she served as Director of International Marketing for Unified Worldwide Transport, LLC, a company engaged in the telecommunications industry in Santa Monica, CA. From 2002-2003, she served as Carrier Sales Manager for Verestar, Inc., a company engaged in the telecommunications industry in Santa Monica, CA, where she oversaw sales for the company's wholesale carrier division, generating in excess of $20 million in annual revenue, and cultivated major accounts, including Verizon, AT&T, Sprint, Entel Chile and Cisco. From 2000-2001, she served as Vice President-Sales and Distribution for Transmission Networks, Inc., a company engaged in the telecommunications industry in Orange, CA. Ms. Gordon received a bachelor's degree in Business Administration from the University of Southern California, in 1977.

Ms. Gordon owns 500,000 shares of the Company's restricted Common Stock.


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William Jeff Manis
------------------

For over 15 years prior to joining the Company, William Jeff Manis has served as an Information Technology consultant, as an independent contractor, in the networking industry, with an emphasis in information systems and computerized systems design. His professional experience includes consulting on computer-based systems design and local and wide area networking implementations, including fiber, wire, and wireless deployments. He has a Masters of Business Administration from Embry-Riddle in 1986, and a bachelor's degree in Business Administration from McKendree College in 1984.

A long-time resident of Kentucky, from 1986-1988, he served as Secretary for the University of Kentucky, Elizabethtown Communications Committee, which dealt with issues concerning compressed video and distance-learning technologies. >From 1986 -1990, he also served as Chairman of the Technical Committee for the now-defunct Kentucky Rural Telecommunications Center, whose mission was to bring Internet connectivity to rural areas of Kentucky. A former Instructor at Elizabethtown Community College and Sullivan University, he taught math, business law, and business organization and management. He also has past experience in banking and technology related companies.

Mr. Manis owns 1,000,000 shares of the Company's restricted Common Stock.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              COMPETITIVE COMPANIES, INC.



                             By: /S/ Russell Preston
                                 -----------------------
                                 Russell Preston, Chief Executive Officer

Dated: September 12, 2005



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